Exhibit 15





November 10, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 10, 1999 on our review of interim financial information of UniSource
Energy Corporation (the Company) and Tucson Electric Power
Company (TEP) as of and for the period ended September 30, 1999 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration
Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-
43769, 333-53309, 333-53333 and 333-53337), on Form S-3
(No. 333-31043), and on Form S-4 (No. 333-60809), and in
Amendment No. 1 to TEP's Registration Statement on Form S-
4 (No. 333-64143).

Very truly yours,


PricewaterhouseCoopers LLP